Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet and statements of operations are presented to give effect to the proposed transaction. The pro forma information was prepared based on the historical financial statements and related notes of Capital Gold and Nayarit after giving effect to the Business combination using the acquisition method of accounting. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with:

•
Capital Gold’s historical consolidated financial statements and related notes included  in the Capital Gold Form 10-K for the fiscal year ended July 31, 2009 and the Capital Gold Form 10-Q for the nine months ended April 30, 2010, and

•
Nayarit's historical consolidated financial statements and related notes for the fiscal year ended September 30, 2009 prepared in accordance with Canadian GAAP with a reconciliation to accounting principles generally accepted in the United States of American (“U.S. GAAP”) and for the unaudited interim consolidated financial statements as at March 31, 2010 and for the three and six month periods ended March 31, 2010 and 2009 only prepared in accordance with Canadian GAAP included in this Form 8-K/A.

The unaudited pro forma condensed combined balance sheet is presented as if the transaction occurred on April 30, 2010. The unaudited pro forma condensed combined statements of operations combine the results of operations of Capital Gold and Nayarit for the year ended July 31, 2009 and the nine months ended April 30, 2010, and are presented as if the transaction occurred on August 1, 2008. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Business combination, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had Capital Gold and Nayarit been a combined company during the respective periods presented. Certain reclassification adjustments have been made in the presentation of Nayarit’s historical amounts to conform to Capital Gold’s presentation.

The unaudited pro forma condensed combined financial information does not reflect any cost savings or operating synergies that the combined company may achieve as a result of the Business combination or the costs to integrate the operations of Nayarit with Capital Gold.

Capital Gold Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
As of April 30, 2010
(in thousands)

			Pro Forma
	Historical		Adjustments		Combined
	Capital Gold	Nayarit	(Note 4)		Pro Forma

Assets
Current Assets:
Cash and cash equivalents	$9,203	$562	$(2,377	) (a)	$7,388
Accounts receivable	-	-	-		-
Inventories	32,876	-	-		32,876
Other current assets	1,537	1,253	-		2,790
Total current assets	43,616	1,815	(2,377)		43,054
Property and equipment, net	22,819	216	-		23,035
Exploration property interests	-	4,463	41,703	(b)	46,166
Goodwill	-	-	-		-
Intangibles, net	672	-	-		672
Deferred finance costs and other assets	2,025	-	-		2,025
Total assets	$69,132	$6,494	$39,326		$114,952
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$8,217	$598	$-		$8,815
Deferred tax liability	4,571	-	-		4,571
Current portion of long-term debt	3,600	-	-		3,600
Other current liability	72	-	-		72
Total current liabilities	16,460	598	-		17,058
Long-term debt	1,700	-	-		1,700
Reclamation and remediation liability and other	2,292	-	-		2,292
Total Liabilities	20,452	598	-		21,050
Shareholders’ equity:	48,680	5,896	39,326	(d)	93,902
Total Shareholders’ equity*	$69,132	$6,494	$39,326		$114,952

* These amounts reflect a reclassification of approximately $2,315 for foreign currency transaction.

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Capital Gold Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Twelve Months Ended July 31, 2009
(in thousands, except per share amounts)

			Pro Forma
	Historical		Adjustments	Combined
	Capital Gold	Nayarit	(Note 4)	Pro Forma

Revenues:
Sales – Gold, net	$42,757	$-	$-	$42,757
Costs and expenses:
Costs applicable to sales	13,883		-	13,883
Depreciation and amortization	3,019	67	-	3,086
General and administrative	5,464	2,211	-	7,675
Exploration	1,600	5,840	-	7,440
Total costs and expenses	23,966	8,118	-	32,084
Income (loss) from operations	18,791	(8,118)	-	10.673
Other income (expense):
Interest income	43	34	-	77
Interest expense	(597)	-	-	(597)
Other income (expense)	(313)	(53)	-	(366)
Loss on change in fair value of derivative	(1,975)	-	-	(1,975)
Total other income (expense)	(2,842)	(19)	-	(2,861)
Income (loss) before taxes	15,949	(8,137)	-	7,812
Income tax (expense) benefit	(5,542)	-	-	(5,542)
Net income (loss)	$10,407	$(8,137)	$-	2,270

Share Data:
Net income (loss) per common share
Basic	$0.22	$(0.10)		$0.04
Diluted	$0.21	$(0.10)		$0.03

Basic weighted average common shares outstanding(1)	48,315,116	79,126,397		60,414,251
Diluted weighted average common shares outstanding(1)	49,882,770	79,126,397		68,031,246

(1)Pro forma weighted average shares outstanding takes into consideration the additional Capital Gold common stock issued in exchange for Nayarit common stock.  See Note 1. Equivalent common shares of Nayarit, consisting of stock options and warrants are excluded from the calculation of historical diluted net loss per share for the year ended September 30, 2009, since their effect is antidilutive.

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Capital Gold Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended April 30, 2010
(in thousands, except per share amounts)

			Pro Forma
	Historical		Adjustments		Combined
	Capital Gold	Nayarit	(Note 4)		Pro Forma

Revenues:
Sales – Gold, net	$42,480	$-	$-		$42,480
Costs and expenses:
Costs applicable to sales	15,336				15,336
Depreciation and amortization	2,063	38			2,101
General and administrative	7,413	1,630	(846	) (c)	8,197
Exploration	1,000	1,027			2,027
Total costs and expenses	25,812	2,695	(846)		27,661
Income (loss) from operations	16,668	(2,695)	846		14,819
Other income (expense):
Interest income	11	12			23
Interest expense	(1,046)	-			(1,046)
Other income (expense)	(27)	(124)			(151)
Loss on change in fair value of derivative	-	-			-
Total other income (expense)	(1,062)	(112)			(1,174)
Income (loss) before taxes	15,606	(2,807)	846		13,645
Income tax expense	(6,943)	-			(6,943)
Net income (loss)	$8,663	$(2,807)	846		$6,702

Share Data:
Net income (loss) per common share
Basic	$0.18	$(0.03)			$0.11
Diluted	$0.17	$(0.03)			$0.11

Basic weighted average common shares outstanding(1)	48,487,931	90,064,036			60.942,285
Diluted weighted average common shares outstanding(1)	49,987,145	90,064,036			61,051,562

(1)Pro forma weighted average shares outstanding takes into consideration the additional Capital Gold common stock issued in exchange for Nayarit common stock.  See Note 1.  Equivalent common shares of Nayarit, consisting of stock options and warrants are excluded from the calculation of historical diluted net loss per share for the nine months ended April 30, 2010, since their effect is antidilutive.

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of Transaction

Capital Gold Corporation (“Capital Gold”) is a party to that certain Business Combination Agreement (the “Agreement”), dated as of February 10, 2010, as amended by Amendment No. 1 to the Agreement, dated as of April 29, 2010 and the Extension Agreement dated as of July 6, 2010, by and among Capital Gold, Nayarit Gold Inc. (“Nayarit”), John Brownlie, Colin Sutherland and Brad Langille.  The Business Combination was consummated on August 2, 2010. As a result of the Business Combination, Nayarit became a wholly-owned subsidiary of the Company.  In connection with the Business Combination, each outstanding share of Nayarit common stock was converted into 0.134048 shares of Capital Gold common stock, with cash to be paid in lieu of any fractional share.   Capital Gold issued 12,454,354 shares of its common stock in the Business Combination to Nayarit's current stockholders and has reserved for issuance an additional 1,621,981 and 903,483 shares of Capital Gold common stock upon the exercise of former Nayarit warrants and options, respectively.  Based on the number of outstanding shares of Nayarit common stock and Capital Gold common stock, after the consummation of the Business Combination, the stockholders of Nayarit own approximately 20.4% of Capital Gold on a non-diluted basis.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification, or ASC, Topic 805, Business Combinations, or ASC 805, and was based on the historical financial statements of Capital Gold and Nayarit. In Business combination transactions in which the consideration is not in the form of cash, measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired whichever is more clearly evident and, thus, more reliably measurable. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their acquisition date fair values and that the fair value of intangibles are recognized regardless of their intended use. The costs of the acquisition will be expensed.  In addition, ASC 805 establishes that the consideration transferred be measured at the closing date of the Business Combination at the then-current market price. See Note 3 for the consideration transferred.

ASC 820 defines the term "fair value" and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by market participants. Accordingly, Capital Gold may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Capital Gold's intended use of such assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The unaudited pro forma financial information presented for Capital was prepared based on the historical financial statements of Nayarit prepared and presented in Canadian dollars and were translated from Canadian dollars to U.S. Dollars at the spot rate for the balance sheet data and the average exchange rate for the applicable period for the statement of operations data.   In addition, the pro forma financial statements were adjusted to reflect the reconciliation from Canadian GAAP to US GAAP.  The main adjustment to the unaudited pro forma condensed consolidated balance sheet as of April 30, 2010, was a reduction in exploration property interests of $19,569.  The main adjustments to the unaudited pro forma condensed combined statement of operations for the year ended July 31, 2009 and for the nine months ended April 30, 2010, resulted in an addition to exploration expense of $5,839 and  $984, respectively.

The unaudited pro forma condensed combined financial information for Capital was based on Nayarit's historical consolidated financial statements for the fiscal year ended September 30, 2009 and for the six month period ended March 31, 2010.  The unaudited pro forma condensed consolidated balance sheet as of April 30, 2010, was prepared based on Nayarit’s unaudited historical consolidated balance sheet as of March 31, 2010.  The unaudited pro forma condensed combined statement of operations for the year ended July 31, 2009, was prepared based on Nayarit’s audited statement of operations for the year ended September 30, 2009.  The unaudited pro forma condensed combined statement of operations for the nine months ended April 30, 2010, was prepared based on combining Nayarit’s unaudited statement of operations for the six months ended March 31, 2010 as well as the unaudited statement of operations for the three months ended December 31, 2009.

3. Consideration Transferred

The following is the consideration transferred to effect the Business Combination:

	Conversion Calculation	Estimated Fair Value	Form of Consideration
	(In thousands, except per share amounts)

Number of Nayarit shares outstanding as of the Business Combination date	92,910

Exchange ratio(1)	0.134048

Number of shares issued to Nayarit shareholders	12,454

Value of Capital Gold common shares issued(1)	$3.71	$46,206	Capital Gold Common stock

Value of Nayarit’s options and warrants to be exchanged for Capital Gold options and warrants		1,393	Capital Gold Options and Warrants

Total consideration transferred		$47,599

(1) In accordance with ASC 805, the fair value of equity securities issued as part of the consideration transferred was the closing market price of Capital Gold’s common stock on the effective date of the Business Combination. The pro forma shares issued was 12,454,354 common shares, which is calculated by multiplying 0.134048 by 92,909,659, being the number of shares of Nayarit common stock outstanding on August 2, 2010.  Nayarit shareholders own approximately 20.4% of the issued and outstanding shares of Capital Gold common stock.

(2) The Nayarit outstanding options and warrants shall be exercisable for or satisfied with the issuance of (and the holder thereof  shall accept), in lieu of the number of Nayarit Common Shares otherwise issuable thereunder, the number of shares of Capital Gold common stock which the holder would have been entitled to receive as a result of the transactions contemplated by the Business Combination if, immediately prior to the Effective Time, such holder had been the registered holder of the number of Nayarit Common Shares to which such holder was theretofore entitled under such Nayarit options and warrants.  For these pro forma financial statements and for determining the fair value of consideration paid with regard to Nayarit’s options and warrants, a weighted average exercise price of $0.65 and $0.70 has been used for all options and warrants respectively.

The consideration transferred was estimated based on a preliminary valuation, subject to change, and allocated across the net assets of Nayarit as follows:

Fair Value (in thousands)
Cash and cash equivalents	$562
Exploration and mineral interests	46,166
Plant, property and equipment	216
Other assets	1,253
Accounts payable and accrued liabilities assumed	(598)
Net assets acquired	$47,599

4. Pro Forma Adjustments and Assumptions

Adjustments included in the "Pro Forma Adjustments" column represent the following:

(In thousands)
(a)	Total transaction costs of Capital Gold and Nayarit	$2,377

(b)
Reflects the pro forma impact of the exploration property interests of Nayarit which have been allocated to exploration property interests. Exploration property interests will be amortized on the units-of-production basis over the estimated useful lives of the properties following the commencement of production, or written off if the properties are sold,abandoned or otherwise determined to be impaired.

	Fair Market Value	Useful Life
	(In thousands, other than useful life estimate)

Exploration property interests less historical interests	$41,703	(1)

Total	$41,703

(1)
Exploration property interests will be amortized on the units-of-production basis over the estimated useful lives of the properties following the commencement of production, or written off if the properties are sold, or abandoned.

(c)	Reflects the pro forma impact of the reversal of transaction costs incurred through April 30, 2010.

For the Nine months ended April 30, 2010
(In thousands)

Reversal of Capital Gold and Nayarit transaction costs incurred	$846

Pro Forma Adjustment	$846

		(In thousands)
(d)	Elimination of Nayarit’s historical equity	$(5,896)
	Issuance of Capital Gold’s common stock	47,599
	Transaction costs incurred	(2,377)
	Net pro forma adjustment	$39,326